UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 25, 2017

(Date of Earliest Event Reported: May 24, 2017)

Green Bancorp, Inc.

(Exact name of registrant as specified in its charter)

of incorporation)	Identification No.)
TEXAS (State or other jurisdiction of incorporation)	001-36580 (Commission File Number)	42-1631980 (I.R.S. Employer Identification No.)

4000 Greenbriar

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 275 - 8220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07Submission of Matters to a Vote of Security Holders

On May 24, 2017, Green Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.

Alan M. Silberstein, Robert B. B. Smith and Derek L. Weiss were elected as Class III Directors to serve on the Board of Directors of the Company until the Company’s 2020 annual meeting of shareholders, each until their successors are duly elected and qualified or until their earlier resignation or removal.  The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

	Votes For	Votes Withheld	Broker Non-Votes
Alan M. Silberstein	25,833,962	2,085,711	5,480,922
Robert B. B. Smith	25,616,382	2,303,291	5,480,922
Derek L. Weiss	27,590,166	329,507	5,480,922

2.

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,187,605	209,630	3,360	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Bancorp, Inc.

Date: May 25, 2017	By:	/s/ Terry S. Earley
Name: Terry S. Earley
Title: Executive Vice President and Chief Financial Officer

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